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EXHIBIT 10.19














                                 LEASE AGREEMENT


                                     BETWEEN

                      LEESBURG AIRPARK III, LLC as Landlord

                                       AND

                    Precision Tune Auto Care, Inc. as Tenant


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                                TABLE OF CONTENTS

Section  Description                                                       Page Number
 1.                        Definitions                                          3
 2.                        Rent; Additional Rent                                3
 3.                        Additional Rent                                      4
 4.                        Delivery and Condition of Premises                   4
 5.                        Operation of Building                                4
 6.                        Conduct of Business by Tenant                        4
 7.                        Alterations and Tenant's Property                    5
 8.                        Repairs                                              5
 9.                        Liens                                                6
10.                        Subordination and Modification                       6
11.                        Inability to Perform                                 7
12.                        Destruction                                          7
13.                        Eminent Domain                                       8
14.                        Assignment and Subletting                            9
15.                        Utilities and Service; Tenant's Expense              9
16.                        Default; Remedies                                    9
17.                        Insolvency or Bankruptcy                             11
18.                        Fees and Expenses; Indemnity;
                                    Liability Insurance                         11
19.                        Access to Premises;
                                    Landlord's Right to Enter                   13
20.                        Waiver; Release                                      13
21.                        Tenant's Certificates                                13
22.                        Rules and Regulations                                14
23.                        Tax on Tenant's Personal Property                    14
24.                        Authority                                            14
25.                        Signage                                              14
26.                        Parking                                              14
27.                        Miscellaneous                                        14

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                                      LEASE



         THIS LEASE is made and entered into as of this 3/rd/ day of December 2001, by and between LEESBURG AIRPARK III, LLC (herein called "Landlord"), and Precision Tune Auto Care, Inc. (herein called "Tenant").

                              W I T N E S S E T H:

         Upon and subject to the terms, covenants and conditions hereinafter set forth, Landlord leases to Tenant and Tenant leases from Landlord the Property (as hereinafter defined):

         1.       Definitions

                  1.1      Additional Rent: As defined in Section 2.4, below.

                  1.2      Basic Rent: As defined in Section 2.1, below.

                  1.3 Building: The building located at 748 Miller Drive, Leesburg, VA _20177, upon the Real Property.

                  1.4      Guarantor(s):

                  1.5 Lease: This Lease, as amended from time to time, and all Exhibits attached hereto.

                  1.6 Lease Year: Each period of twelve (12) calendar months during the Term, commencing on the Rent Commencement Date and Partial Lease Year ending on the Term Expiration Date.

                  1.7 Premises: Approximately Eighteen Thousand Seventy Six (18,076) feet of rentable floor area, located within the Building.

                  1.8 Real Property: The land comprising all that certain parcel of land situated in Loudoun County, Virginia, and identified as Parcel B1, Tax Map 60.

                  1.9      Rent Commencement Date: February 1, 2002 .

                  1.10 Term: Five (5) years, unless the Term shall sooner terminate as hereinafter provided.

                  1.11     Term Expiration Date: January 31, 2007.

                  1.12 Landlord Consent: Whenever Landlord consent is required, consent shall not unreasonably be withheld or delayed.

         2.       Rent; Additional Rent

                  2.1 Basic Rent. Commencing on the Rent Commencement Date, Tenant shall pay to Landlord during the Term a base rental ("Basic Rent") which shall be in the amount of Fifteen and 75/100 ($15.75) per square foot. Basic Rent shall be payable by Tenant in lawful money of the United States in equal consecutive monthly installments of one-twelfth the Basic Rent on or before the first day of each calendar month, in advance, at the address specified for Landlord below, or such other place as Landlord shall designate, without any prior demand therefor and without any deductions or setoff whatsoever. Rent for any partial month shall be pro rated at the rate of one-thirtieth (1/30th) of the monthly Basic Rent per day.

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                  2.2  Improvement Rental Rate. Intentionally Deleted

                  2.3  Adjustment of Rent. The Basic Rent set forth in Paragraph
2.1 herein above shall be adjusted annually on each anniversary of the Rent Commencement Date during the Term by multiplying the Basic Rent for the immediately preceding Lease Year by Three percent (3%) per annum, computed annually.

                  2.4  Additional Rent. Intentionally Deleted.

                  2.5 Late Payment Charge. If Tenant shall fail to pay any Basic Rent or Additional Rent within three (3) days after the same is due and payable, such unpaid amounts shall be subject to a late payment charge equal to five percent (5%) of such unpaid amounts in each instance to cover Landlord's additional administrative costs resulting from Tenant's failure. Such late payment charge shall be paid to Landlord together with such unpaid amounts.

                  2.6 Returned Check Charge. A service charge of One Hundred Dollars ($100.00) will be automatically made for each instance in which a check is returned unpaid for any reason by the Tenant's bank.

             3.   Additional Rent   Intentionally Deleted.

             4. Delivery and Condition of Premises As is - Landlord will carpet and paint the leased premises. The estimated amount that the Landlord will spend is $2.25 per square foot.

             5.   Operation of the Building and Real Property

                  5.1 Maintenance of Building and Real Property. The manner in which the Building and Real Property are maintained and operated and the expenditures therefor shall be at the sole discretion and expense of Landlord and consistent with other first class flex office buildings in the Northern Virginia area.

                  5.2 Alterations or Additions. Landlord hereby reserves the right, at its expense, at any time and from time to time, to make alterations or additions to the Building and Real Property. Landlord also reserves the right at any time and from time to time to construct other improvements in the Building or on the Real Property and to enlarge same and make alterations therein or additions thereto.

             6.   Conduct of Business by Tenant

                  6.1 Permitted Use. Tenant shall use and occupy the Premises during the Term of the Lease solely for use as general offices, training and sales facility as permitted by law, and for no other use or uses without the prior written consent of Landlord.

                  6.2 Uses not Permitted. Tenant shall not use or occupy, or permit the use or occupancy of, the Premises or any part thereof for any use other than the use specifically set forth in Section 6.1 hereof, or in any manner that, in Landlord's judgment, would adversely affect or interfere with any services required to be furnished by Landlord to Tenant or to any other tenant or occupant of the Building, or with the proper and economical rendition of any such service, or with the use or enjoyment of any part of the Building by any other tenant or occupant.

                  6.3 Tenant's Compliance with Laws. Tenant, at Tenant's cost and expense, shall comply with all laws, orders and regulations of federal and municipal authorities, and with all directions, pursuant to law, of all public officers, that shall impose any duty upon Landlord or Tenant with respect to the Premises or the use or occupancy thereof, and with the Declaration of Covenants and Restrictions for Leesburg Airpark Business Center ("Covenants") applicable to Tenant's use or occupancy of the Premises. A copy of the Covenants shall be available for inspection during normal business hours at Ward Corporation, 1300 Piccard Drive, Rockville, Maryland 20850.

                  6.4 Tenant's Compliance with Insurance Requirements, etc. Tenant shall not do anything, or permit anything to be done, in or about the Premises which shall conflict with the provisions of any insurance policies covering the Building or any property located therein, or result in a refusal by any insurance company to insure the Building or any such property, in amounts reasonably satisfactory to Landlord, or subject Landlord to any liability or responsibility for injury to any person or property by reason of any business operation being conducted in the Premises, or cause any increase in the insurance rates applicable to the Building or property located therein. Tenant, at Tenant's expense, shall comply with all rules, orders, regulations or requirements of the American Insurance Association (formerly the National Board of Fire Underwriters) and with any similar body that shall hereafter perform the function of such Association. Landlord shall give twenty day written notice to Tenant to cure any deficiencies.

         7.       Alterations and Tenant's Property

                  7.1 Initial Improvements. Landlord is under no obligation to make structural or other alterations, decorations, additions or improvements in or to the Premises; however, Landlord shall carpet and paint as described in Section 4.

                  7.2 Approved Alterations. Tenant shall make no alterations, installations, additions or improvements in or to the Premises or any portion thereof or any alteration to the mechanical systems of the Premises or any portion thereof, including, without limitation, the plumbing and air conditioning systems of the Premises or any portion thereof or to the apparatus of the Premises or any portion thereof of other or like nature without Landlord's prior written consent (any such alteration, installation, addition or improvement for which Landlord's approval is required is hereinafter referred to as an "Approved Alteration", and shall include Initial Improvements). Consent will not be unreasonably withheld. Unless otherwise agreed in writing by Landlord, Tenant shall remove all such Unapproved Alterations and restore the portion of the Premises affected thereby to its former condition at its sole cost and expense on or before the Term Expiration Date.

                  7.3 Requirements for Approved Alterations. Each alteration, installation, addition or improvement, shall be subject to the limitations that such Alteration (a) does not adversely affect the structural strength of the Premises or any portion thereof; (b) does not adversely affect the mechanical, plumbing, electrical and HVAC systems of the Premises or any portion thereof; (c) does not materially affect the external appearance of value of the Premises or any portion thereof; and (d) does not diminish or impair the use of the Building as a first class office building. Prior to making any Approved Alteration, plans and specifications therefor in such detail as Landlord may request shall be submitted to Landlord and the mortgagees of the Building and Real Property for approval.

                  7.4 Standards for Approved Alterations. All Alterations made by Tenant in the Premises or any portion thereof shall be constructed and completed in a good and workmanlike manner at Tenant's sole cost and expense by contractors approved by Landlord. Prompt payment shall be made by Tenant and Tenant shall keep the Premises free of mechanics' and materialmen's liens and cause the same to be promptly discharged or bonded. Tenant shall deliver to Landlord written and unconditional waivers of mechanics' and materialmen's liens upon the Real Property for all work, labor and services to be performed and material to be furnished in connection with the proposed Alterations. Tenant shall obtain all necessary governmental permits, licenses and approvals, and shall promptly comply with all applicable laws. The Alterations shall be completed in accordance with the approved plans and specifications where such approvals are required.

                  7.5 Tenant's Property. All appurtenances, fixtures, improvements, additions and other property attached to or installed in the Premises, whether by Landlord or by or on behalf of Tenant, and whether at Landlord's expense or Tenant's expense, or at the joint expense of Landlord and Tenant, shall be and remain the property of Landlord. Any furnishings and personal property placed in the Premises that are removable without material damage to the Building or the Premises, whether the property of Tenant or leased by Tenant, are herein called "Tenant's Property". Any replacements of any property of Landlord, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord.

                  7.6 Removal of Tenant's Property. Any of Tenant's Property on the Premises prior to the Term Expiration Date shall be removed by Tenant at Tenant's cost and expense, and Tenant shall, at its cost and expense, repair any damage to the Premises or the Building caused by such removal, all on or before the Term Expiration Date. Any of Tenant's Property not removed from the Premises prior to the expiration of the Term shall, at Landlord's option, become the property of Landlord or Landlord may remove such Tenant's Property, and Tenant shall pay to Landlord Landlord's costs of removal and of any repairs in connection therewith within ten (10) days after the receipt of a bill therefor. Tenant's obligation to pay any such costs shall survive any termination of this Lease.

         8.       Repairs

                  8.1 Maintenance of Premises. Tenant shall maintain the Premises and, at Tenant's cost and expense, shall make all repairs and replacements to preserve the Premises in good working order and in clean, safe and sanitary condition. Landlord shall maintain HVAC.

                  8.2 Repairs by Tenant. All repairs and replacements made by or on behalf of Tenant or any person claiming through or under Tenant shall be made and performed (a) at Tenant's cost and expense and at such time and in such manner as Landlord may designate, (b) by contractors or mechanics approved by Landlord, (c) so that same shall be at least equal in quality, value, and utility to the original work or installation, and (d) in accordance with the rules and regulations for the Building and the Real Property adopted by Landlord from time to time, and in accordance with all applicable laws and regulations of governmental authorities having jurisdiction over the Premises. If Landlord gives Tenant notice of the necessity of any repairs or replacements required to be made under Section 8.1 above and Tenant fails to commence diligently to effect the same within ten (10) days thereafter, Landlord may proceed to make such repairs or replacements and the expenses incurred by landlord in connection therewith shall be due and payable from Tenant upon demand as Additional Rent; provided, that Landlord's making any such repairs or replacements shall not be deemed a waiver of Tenant's default in failing to make the same.

                  8.3 Maintenance of Common Areas. Landlord shall operate and maintain the common or public areas of the Real Property and the Building in a manner deemed by Landlord, in its sole discretion, to be appropriate and consistent with other first class flex office buildings in the Northern Virginia area.

         9.       Liens

                  9.1 Work Done on Tenant's Behalf. Any Alterations, repairs, replacements or other work done on the Premises shall be solely on behalf, and for the account, of Tenant and not of Landlord. Landlord's consent to any Alterations shall not be deemed or construed to be Landlord's consent or agreement to subject Landlord's interest in the Premises or the Real Property to any mechanics' or materialmen's liens which may be filed on account of such Alterations. Tenant shall keep the Premises free from any liens arising out of any work performed, material furnished or obligations incurred by or for Tenant or any person or entity claiming through or under Tenant.

                  9.2 Landlord's Right to Release Lien. In the event that Tenant shall not, within thirty (30) days following the imposition of any lien described in Section 9.1 above, cause same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right but not the obligation to cause same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable to it by Tenant on demand. Any such action by Landlord shall not in any event be deemed a waiver of Tenant's default with respect thereto.

                  9.3 Landlord's Right to Post Notices. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or that Landlord shall deem proper, for the protection of Landlord, the Premises, the Building, and any other party having an interest therein, from mechanics' and materialmen's liens, and Tenant shall give to Landlord at least ten (10) business days' prior notice of commencement of any construction on the Premises.

         10. Subordination and Modification

                  10.1 Subordination of Lease. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, Tenant agrees that this Lease and Tenant's tenancy hereunder are and shall be automatically subject and subordinate at all times to (a) all ground leases or underlying leases that may now exist or hereafter be executed affecting the Building or the Real Property or both, (b) the lien of any mortgage deed of trust or similar security instrument that may now exist or hereafter be executed in any amount for which the Building, the Real Property, ground leases or underlying leases, or Landlord's interest or estate in any of said items is specified as security, and (c) all renewals, modifications, consolidations, replacements and extensions of any of the foregoing.

                        Tenant covenants and agrees to execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the subordination of this Lease with respect to any such ground lease or underlying lease, or the lien of any such mortgage or deed of trust. If Tenant fails to execute such instruments within fifteen (15) days after written request therefor, Landlord is hereby appointed

Tenant's attorney-in-fact to execute, acknowledge and deliver any and all such instruments for an on behalf of Tenant.

                  10.2 Attornment. In the event that any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a conveyance in lieu of foreclosure is made for any reason, Tenant shall, notwithstanding any subordination of any ground lease, underlying lease or lien to this Lease, attorn to and become the Tenant of the successor in interest to Landlord at the option of such successor in interest.

                  10.3 The foregoing notwithstanding, subordination of this Lease to any mortgage and attornment by Tenant pursuant to Section 10.2 is conditioned on the holder of such mortgage executing a nondisturbance agreement in favor of Tenant.

         11. Inability to Perform; No Delay to Constitute Eviction. If, for any reason, Landlord is unable to perform or make or is delayed in fulfilling any of its obligations under this Lease, and such failure arises from or through acts of God, strikes, lockouts, labor difficulties, explosions, sabotage, accidents, riots, civil commotions, acts of war or warlike conditions in this or any foreign country, fire and casualty, legal requirements, energy shortage or causes beyond the reasonable control of Landlord, no such inability or delay shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of Basic Rent or Additional Rent, or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant or by reason of injury to or interruption of Tenant's business, or otherwise.

         12.  Destruction

                  12.1  Damages Caused By Tenant. Subject to the provisions of section 9.2 all injury to the demised premises and other portions of the building of which it is a part, caused by Tenant, its agents, employees, invitees and visitors, will be repaired by Landlord at the expense of Tenant, except as otherwise provided in section 8.2, or repaired by Tenant with Landlord's approval in accordance with Section 8. Tenant shall reimburse Landlord for such repairs within ten (10) days of receipt of invoice from Landlord of the costs. At its election, Landlord may regard the same as additional rent, in which event the cost shall become additional rent payable with the installment of rent next becoming due after notice is received by Tenant from Landlord. This provision shall be construed as an additional remedy granted to Landlord and not limitation of any other rights and remedies which Landlord has or may have in said circumstances.

                        Fire or Casualty Damage. In the event of damage or destruction of the demised premises by fire or any other casualty without the fault or neglect of Tenant, its agents, employees, invitees and visitors, this Lease shall not be terminated, but structural damage to the premises including demising partition and doors shall be promptly and fully repaired and restored as the case may be by Landlord at its own cost and expense. Due allowance, however, shall be given for reasonable time required for adjustment and settlement of insurance claims, and for such other delays as may result from government restrictions and controls on construction, if any and for strikes, national emergencies and other conditions beyond the control of Landlord. Restoration by Landlord shall not include replacement of furniture, equipment or other items that do not become part of the building or any improvements to the demised premises in excess of those provided for as building standard items as of the commencement date of this Lease. Tenant shall be responsible for the repair and restoration of the demised premises and Tenant's property beyond Landlord's obligation at not cost to Landlord, in accordance with the provisions of Section 8, for which it shall maintain adequate insurance pursuant to section
18.3 herein. In the event of fire or casualty damage to the demised premises caused by the fault or neglect of Tenant, its agents, employees, invitees or visitors. Landlord shall restore structural damages as described herein at Tenant's cost and expense. It is agreed that in any of the aforesaid events, this Lease shall continue in full force and effect.

                  12.2 Termination of Lease in the Event of Total Destruction. Notwithstanding the provisions of Section 12.1 hereof, if, prior to or during the Term (a) the Premises shall be totally damaged or rendered wholly untenantable by fire or other casualty, and if Landlord shall determine, in its sole discretion, not to restore the Premises, or (b) the Building shall be so damaged by fire or other casualty that, in Landlord's opinion, substantial alteration, demolition or reconstruction of the Building shall be required (whether or not the Premises shall have been damaged or rendered untenantable), then, in any of such events, Landlord, at Landlord's option, may give to Tenant within sixty (60) days after such fire or other casualty, a thirty (30) days' notice of termination of this Lease and, in the event such notice is given, this Lease and the Term shall terminate upon the expiration of such thirty (30) days with the same effect as if the date of expiration of such thirty (30) days were the Term Expiration Date; and the Basic Rent and Additional Rent shall be apportioned as of such date and any prepaid portion of Basic

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Rent or Additional Rent for any period after such date shall be refunded by
Landlord to Tenant. In the event that it is determined that the foregoing damage is not caused in whole or in part by Tenant or Tenant's employees, agents, guests,invitees, licensees or contractors, then Basic Rent and Additional Rent shall instead be apportioned to the date of the casualty.

                  12.3 Landlord's Insurance. Landlord shall to obtain and maintain, throughout the Term, in Landlord's casualty insurance policies, provisions to the effect that such policies shall not be invalidated should the insured waive, in writing, prior to loss, any or all right of recovery against any party for loss occurring to the Building. In the event that at any time Landlord's casualty insurance carriers shall exact an additional premium for the inclusion of such or similar provisions, Landlord shall give tenant notice thereof. In such event, if Tenant agrees, in writing, to reimburse Landlord for such additional premium for the remainder of the Term, Landlord shall require the inclusion of such or similar provisions by Landlord's casualty insurance carriers. As long as such or similar provisions are included in Landlord's fire insurance policies then in force, Landlord hereby waives any right of recovery against Tenant, any other permitted occupant of the Premises, and any of their servants, employees, agents or contractors, for any loss occasioned by fire or other casualty that is an insured risk under such policies. In the event that at any time Landlord's casualty insurance carriers shall not include such or similar provisions in Landlord's fire insurance policies, the waivers set forth in the foregoing sentence shall be deemed of no further force or effect. Landlord shall at all times during the term of this lease insure the Property against all risk of direct physical loss of at least 90% of the replacement value of the building. Furthermore, Landlord will provide evidence of this insurance to the Tenant with a Certificate of Insurance prior to the beginning of the new lease.

                  12.4 Tenant not Relieved from Liability. Except to the extent expressly provided in Section 12.3and 18.3 hereof, nothing contained in this Lease shall relieve Tenant of any liability to Landlord or to its insurance carriers which Tenant may have under law or under the provisions of this Lease in connection with any damage to the Premises or the Building by fire or other casualty.

                  12.5 No Abatement of Rent if Damage Caused by Tenant. Notwithstanding the foregoing provisions of Section 12 hereof, if any such damage is due to the fault or neglect of Tenant, any person claiming through or under Tenant, or any of their servants, employees, agents, contractors, visitors or licensees, then there shall be no abatement of Basic Rent or Additional Rent by reason of such damages, unless Landlord is reimbursed for such abatement of Basic Rent or Additional Rent pursuant to any rental insurance policies that Landlord may, in its sole discretion, elect to carry.

         13. Eminent Domain

                  13.1 Total Condemnation. If all of the Premises is condemned or taken in any manner for public or quasi-public use, including but not limited to a conveyance or assignment in lieu of a condemnation or taking, this Lease shall automatically terminate as of the date of dispossession of Tenant as a result of such condemnation or other taking. If a part of the Premises is so condemned or taken, this Lease shall automatically terminate as to the portion of the Premises so taken as of the date of dispossession of Tenant as a result of such condemnation or taking. If such portion of the Building is condemned or otherwise taken so as to require, in the opinion of Landlord, a substantial alteration or reconstruction of the remaining portions thereof, this Lease may be terminated by Landlord, as of the date of dispossession of Tenant as a result of such condemnation or taking, by written notice to Tenant within sixty (60) days following notice to Landlord as of the date on which said dispossession will occur.

                  13.2 Landlord Entitled to Award. Landlord shall be entitled to the entire award in any condemnation proceeding or other proceeding for taking for public or quasi-public use, including, without limitation, any award made for the value of the leasehold estate created by this Lease. No award for any partial or entire taking shall be apportioned, and Tenant hereby assigns to Landlord any award that may be made in such condemnation or other taking, together with any and all rights of Tenant now or hereafter arising in or to same or any part thereof; provided, however, that nothing contained herein shall be deemed to give Landlord any interest in or to require Tenant to assign to Landlord any separate award made to Tenant specifically for its relocation expenses, the taking of personal property and fixtures belonging to Tenant or the interruption of or damage to Tenant's business. Tenant shall be entitled to moving expenses.

                  13.3 Partial Condemnation. In the event of a partial condemnation or other taking that does not result in a termination of this Lease as to the entire Premises, the Basic Rent and Additional Rent shall abate in proportion to the portion of the Premises taken by such condemnation or other taking.

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                  13.4  No Termination of Lease. If all or any portion of the
Premises is condemned or otherwise taken for public or quasi-public use for a limited period of time, this Lease shall remain in full force and effect and Tenant shall continue to perform all of the terms, conditions and covenants of this Lease, and Basic Rent and Additional Rent shall abate in proportion to the portion of the Premises taken during such temporary condemnation or other taking.

         14. Assignment and Subletting

                  14.1 No Assignment or Subletting Permitted. Tenant shall not directly or indirectly, voluntarily or by operation of law, sell, assign, sublease, encumber, pledge or otherwise transfer or hypothecate all or any part of the Premises or Tenant's leasehold estate hereunder, without first obtaining Landlord's prior written consent, which will not be unreasonably withheld. A transfer of fifty percent (50%) or more of the ownership interests of Tenant within any twelve (12) month period shall be deemed equivalent to an assignment or subletting requiring the consent of Landlord. Notwithstanding the foregoing, a corporate reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986 shall not be considered an assignment or subletting within the meaning of this Section 14.1. Tenant agrees that any permitted assignment or subletting hereunder may be conditioned upon payment of consideration to be agreed upon by Landlord and Tenant.

                  14.2 Procedure for Assignment, Subletting. If Tenant desires at any time to assign, sublease or otherwise transfer the Premises or any portion thereof, it shall send a written notice to Landlord, which notice shall contain (a) the name of the proposed occupancy or subtenant, (b) the nature of the proposed occupant's or subtenant's business to be carried on in the Premises, (c) the portion(s) of the Premises to be subject to such assignment or sublease and the other terms and provisions of the proposed assignment or sublease, (d) such financial information as Landlord may reasonably request concerning the proposed occupant or subtenant, and (e) a true copy of a proposed assignment or sublease.

                  14.3 No Release of Tenant. No assignment or sublease by Tenant shall relieve Tenant of any obligation to be performed by Tenant under this Lease, whether arising before or after the assignment or sublease. Any assignment or sublease that is not in compliance with this Section 14 shall be void and, at the option of Landlord, shall constitute a default by Tenant under this Lease.

         15. Utilities and Services; Tenant's Expense. Tenant shall at its own expense, arrange with the appropriate utility company for the provision of telephone service to the Premises. Tenant shall pay to the appropriate telephone company all charges for such service consumed in the Premises as and when such charges become due and payable. The charge for normal electric usage at $1.75 per square foot (based on historical utility invoices paid previously by Tenant) is included in the Base Rent. Tenant shall arrange, at its own expense, for char service for their Premises.

         16. Default; Remedies

                  16.1 Events of Default. the following shall constitute an event of default under this Lease:

                        (a) The failure to pay any amount of Basic Rent or Additional Rent in full within seven (7) days after the same is due.

                        (b) The failure to perform or honor any other covenant or condition made under this Lease provided Tenant shall have a grace period of ten (10) days from the date of written notice from Landlord within which to cure any such failure governed by this subparagraph (b) but not specifically by the other subparagraphs of this Section 16.1; provided, however, that with respect to any such default that cannot reasonably be cured within the ten (10) day grace period, Tenant shall not be deemed in default if Tenant commences to cure within ten (10) days from Landlord's notice and continues to prosecute diligently the curing thereof to completion within a reasonable time; and provided, further, that if any such failures which would be deemed defaults hereunder upon expiration of such grace period occur more often that twice in any twelve month period, the foregoing requirements of written notice and a grace period shall be deemed waived with respect to any such subsequent failures for the remainder of the Term.

                  (c) If any representation or warranty made by Tenant, or others on behalf of Tenant, under or pursuant to the Lease shall prove to have been false or misleading in any material respect (including by way of material omissions) as of the date on which such representation or warranty was made.

                  (d) If Tenant makes or consents to an assignment for the benefit of creditors or a common law composition or creditors, or a receivor of Tenant's assets is appointed, or Tenant files a voluntary petition in any bankruptcy or insolvency proceeding, or an involuntary petition in bankruptcy or insolvency proceeding is filed against Tenant and not discharged or dismissed within thirty (30) days, or Tenant is adjudicated bankrupt or admits in writing its inability to pay its debts or that it is insolvent.

                  (e) Unless adequately covered by insurance in the reasonable opinion of the Landlord, the entry of a final judgment for the payment of money in excess of $200,000.00 against the Tenant and the failure by the Tenant to discharge the same, or cause it to be discharged, or bonded off to the Landlord's satisfaction, within thirty (30) days from the date of the order, decree or process under which or pursuant to which such judgment was entered."

                  (f) If Tenant shall dissolve or liquidate, and such dissolution or liquidation is not in connection with a reorganization, merger or consolidation approved in writing by Landlord.

             16.2 Landlord's Remedies. Upon the occurrence of an Event of Default which is not cured by Tenant within the grace periods specified in
Section 16.1 hereof, Landlord shall have the following rights and remedies in addition to all other rights or remedies available to Landlord in law or equity:

                  (a) Landlord may terminate this Lease by notice to Tenant (and Tenant hereby expressly waives any other or additional notice to quit or notice of Landlord's intention to re-enter), whereupon this Lease and the Term shall terminate, Tenant shall quit, vacate and surrender the Premises and all amounts accrued and unpaid Basic rent and Additional Rent shall be due and payable in full.

                  (b) Upon any termination of this Lease pursuant to Section 16.2(a) or Section 17, Landlord may (i) proceed to re-enter the Premises and recover possession thereof; (ii) as attorney-in-fact for Tenant, remove therefrom all persons and Tenant's Property, store such Tenant's Property in a public warehouse or elsewhere at the cost, and for the account, of Tenant, sell such Tenant's Property and apply the proceeds thereof to payment of Tenant's obligations and liabilities under this Lease, and hold the balance of such proceeds, if any, in trust for Tenant; (iii) restore the Premises to good order and repair or otherwise prepare the Premises for reletting by making such alterations, repairs or replacements in the Premises as Landlord, in its sole discretion deems necessary or appropriate; and (iv) relet the Premises for such rent, for such term (which may be longer or shorter than the Term originally reserved hereunder) and upon such other terms and conditions as are not unreasonable under the circumstances. Tenant shall be liable for all damages sustained by Landlord in connection with such termination of this Lease, including without limitation the excess of the aggregate amounts of Basic Rent and Additional Rent reserved under this Lease for the Term originally reserved hereunder over net amounts actually realized in reletting the Premises, reasonable attorneys' fees, brokerage commissions and the costs and expenses of recovering possession of the Premises and restoring the Premises to first class condition for reletting.

                  Any such damages may, at Landlord's election, be recovered in one or more actions upon termination of the Term, at the time of any initial reletting or from time to time as such damages may become more easily ascertainable by successive relettings. In no event shall Landlord be liable for any failure to relet the Premises or for any failure to collect any amounts due on account of relettings and in no event shall Tenant have any right to any excess of amounts received by Landlord on account of relettings over amounts which Tenant may be liable hereunder.

                  (c) Landlord may elect not to terminate this Lease but to recover the Basic Rent and Additional Rent accruing hereunder in one or more actions as the same become due or, in advance, the present value of Basic rent and Additional Rent to become due hereunder, discounted by a factor of eight percent (8%) per annum; or, as attorney-in-fact for Tenant, Landlord may from time to time sublet the Premises or any part thereof for such term or terms (which may extend beyond the Term) and at such rent and such other terms as Landlord in its sole discretion may deem advisable, with the right to make alterations and repairs to the Premises. Upon each such subletting (i) Tenant shall be immediately liable for payment to Landlord of, in addition to Basic Rent and Additional Rent due hereunder, the cost of such subletting and such alterations and repairs incurred by landlord and the amount, if any, by which the Basic Rent and Additional Rent for the period of such subletting (to the extent such period does not exceed the Term) exceeds the amount to be paid as Basic Rent and Additional Rent for the Premises for such period, or (ii) at the option of Landlord, rents received from such subletting shall be applied, first, to payment of any indebtedness other than Basic Rent and Additional Rent due hereunder from Tenant to Landlord; second, to the payment of any costs of such subletting and of such alterations and repairs; third, to payment of Basic Rent and Additional Rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future Basic Rent and Additional Rent as the same become due hereunder.

                  If Tenant has been credited with any rent to be received by such subletting under clause (i) and such rent shall not be promptly paid to Landlord by the subtenant(s), or if such rentals received from such subletting under clause (ii) during any month are less than those to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly. No subletting of the Premises by Landlord, as attorney-in-fact for Tenant, shall be construed as an election on its part to terminate this Lease unless a notice of such termination is given to Tenant. Notwithstanding any such subletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach; and

                  (d) Landlord may have a receiver appointed for Tenant, upon application by Landlord, to take possession of the Premises and to apply any rental collected from the Premises and to exercise all other rights and remedies granted to Landlord as attorney-in-fact for Tenant pursuant to Section 16.2(b) hereof.

                  (e) Tenant hereby expressly and unconditionally waives, in connection with any suit, action or proceeding brought by Landlord under this Lease, any and every right it may have to (i) injunctive relief, (ii) a trial by jury, (iii) interpose any counterclaim therein and (iv) have the same consolidated with any other or separate suit, action or proceeding. Nothing herein contained shall prevent or prohibit Tenant from instituting or maintaining a separate action against Landlord with respect to any asserted claim.

         17. Insolvency or Bankruptcy. Upon the appointment of a receiver to take possession of all or substantially all of the assets of Tenant, or an assignment by Tenant for the benefit of creditors, or any action taken or suffered by Tenant under any insolvency, bankruptcy, reorganization, moratorium or other debtor relief act or statute, whether now existing or hereafter amended or enacted, this Lease shall automatically terminate without notice or other action by Landlord or Tenant; provided further, that Landlord shall have the right, within thirty (30) days after Landlord has actual knowledge of the events effecting such termination, to revoke such termination and reinstate this Lease retroactively to the date of such termination. Upon, and at any time after, such termination, Landlord shall have the right to exercise the remedies reserved under Section 16.2(b). In no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency, reorganization or other debtor relief proceedings.

         18. Fees and Expenses; Indemnity; Liability Insurance

             18.1 Performance by Landlord. If Tenant shall default in the performance of its obligations under this Lease, Landlord, at any time thereafter and without notice, may remedy such default for Tenant's account and at Tenant's expense, without thereby waiving any other rights or remedies of Landlord with respect to such default.

             18.2 Indemnification by Tenant.
                  (a)Tenant agrees to indemnify Landlord, its employees, agents, contractors, mortgagees and successors in interest against and save Landlord, its employees, agents, contractors, mortgagees and successors in interest harmless from any and all loss, cost, liability, damage and expense including, without limitation, penalties, fines and reasonable counsel fees, incurred in connection with or arising from any cause whatsoever in, on or about the Premises, including, without limiting the generality of the foregoing (i) any default by Tenant in the observance or performance of any of the terms, covenants or conditions of this Lease on Tenant's part to be observed or performed, or (ii) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person or entity claiming through or under Tenant,
(iii) any acts, omissions or negligence of Tenant or any person or entity claiming through or under Tenant, or of the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, in, on or about the Premises or the Building,, during, the Term, including without limitation, any acts, omissions or negligence in the making or performing of any Alterations.

                              (b) Landlord shall indemnify,  defend and hold
harmless Tenant, its employees, shareholders, agents and contractors, from and against all loss, liability, damages, claims, liabilities and costs (including, but not limited to attorney" fees) incurred in connection with or arising from
(I) the negligence or willful misconduct of Landlord, its agents, employees or contractors, (ii) Landlord's operation and management of the Premises; (iii) latent defects in the Premises, (iv) any breach of Landlord's obligation sunder this Lease; and (v) the presence of any hazardous materials in the or contamination in the Building or on the Real Property resulting from Landlord's acts or omissions. This section 18.2 shall survive termination or expiration of this Lease.

                  18.3 Liability Insurance. (A) PROPERTY INSURANCE. Tenant shall maintain during their term of this Lease and any extensions thereof, appropriate insurance (or self insurance) on all equipment and personal property of Tenant Located in Premises. All property Insurance obtained by Landlord and Tenant in accordance with this Article 18.3 of the Lease shall be written by a financially responsible company or companies. (B) LIABILITY INSURANCE. Both Landlord and Tenant shall maintain during the term of this Lease and any extensions thereof, commercial general liability insurance policies, with a minimum coverage of 1,000,000 per occurrence for property damage, bodily injuries or deaths of persons occurring in or about the Building and Premises. Said insurance shall be written by a financially responsible company or companies. Upon written request, each party shall provide the other party with certificates of insurance, evidencing the liability coverage required by this Article 18.3 of the Lease.
(C) WAIVER OF SUBROGATION. Anything in this Lease to the contrary notwithstanding, Landlord and Tenant each waive any and all rights of recovery, claims, actions or causes of action , against the other, its agents,, officers, or employees, for any loss or damage that may occur to the Premises or Building, regardless of cause or origin, including the negligence of Landlord or Tenant, their agents, officers or employees, if: (i) any such loss or damage is covered by insurance benefiting the party suffering such loss or damage or (ii) is required to be covered by insurance pursuant to this Lease. (D) INDEMNITY. Unless due to Landlord's negligence or willful misconduct, Tenant shall protect, indemnify, defend and hold Landlord harmless from any and all cost, loss, damage, liability or expense arising out of or connected with injury or damage, including death, to persons or property occurring on the Premises, or arising out of any act or omission of Tenant, its agents, officers, employees or invitees. Unless due to Tenant's negligence or willful misconduct, Landlord shall protect, indemnify, defend and hold Tenant harmless from any and all cost, loss, damage, liability or expense arising out of, or connected with injury or damage, including death, to persons or property occurring in or around the Building, common areas or parking lot, or arising out of any act or omission of Landlord, its agents, officers, employees or invitees.

                  18.4 Delivery of Policies. Tenant shall deliver policies of all required insurance, or certificates thereof, to Landlord on or before the Rent Commencement Date, and thereafter at least thirty (30) days before the expiration dates of expiring policies. In the event Tenant shall fail to procure such insurance, or to deliver such policies or certificates, Landlord may, at its option, procure same for the account of Tenant, and the cost thereof shall be paid to Landlord as Additional Rent within five (5) days after delivery to Tenant of bills therefor. Landlord shall give Tenant opportunity to cure. Tenant's compliance with the provisions of this Section 18.4 shall in no way limit Tenant's liability under any of the other provisions of this Section.

                  18.5 Landlord Not Liable. Landlord shall not be responsible for or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connection with the Premises or any part of the BUilding or of third parties either legally or illegally within the Premises or the Building or for any loss or damage resulting to Tenant or its property from burst, stopped or leaking water, gas, sewer or steam pipes or for any damage or loss or property within the Premises from any causes whatsoever, including theft or vandalism.

                  18.6 Payment by Tenant. Except as specifically provided to the contrary in this Lease, Tenant shall pay to Landlord, within five (5) days after notice by Landlord to tenant of the amount thereof: (a) sums equal to all expenditures made and monetary obligations incurred by Landlord including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in connection with the remedying by Landlord for Tenant's account pursuant to the provisions of Section 18.1 hereof; (b) sums equal to all losses, costs, liabilities, damages and expenses referred to in Section 18.2 hereof; and
(c) sums equal to all expenditures made and monetary obligations incurred by Landlord, including, without limitation, expenditures made and obligations incurred for reasonable counsel fees, in collecting or attempting to collect the Basic Rent, Additional Rent or any other sum of money accruing under this Lease or in enforcing or attempting to enforce any rights of Landlord under this Lease or pursuant to law. Any sum of money (other than Basic Rent) accruing from Tenant to Landlord pursuant to any provision of this Lease, whether prior to or after the Rent Commencement Date, may, at

Landlord's option, be deemed Additional Rent. Tenant's obligations under this
18.6 shall survive the expiration or earlier termination of the Term.

         19. Access to Premises; Landlord's Right to Enter. Landlord reserves and shall have the right to enter the Premises at all reasonable times to inspect same, to show the Premises to prospective purchasers, mortgagees or tenants, to post notices of nonresponsibility, and to alter, improve or repair the Premises, adjacent premises and any other portion of the Building or any systems serving any of the same, without abatement of Basic Rent or Additional Rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed; provided that the entrance to the Premises shall not be blocked thereby. Landlord and its agents shall also have unrestricted access to the Premises at any time in the event of an emergency, without abatement of Basic Rent or Additional Rent. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned thereby. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and safes, or special security areas (designated as such by Tenant in advance), and Landlord shall have the right to use any and all means that Landlord may deem necessary or proper to open said doors in an emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets and other public parts of the Building.

         20. Waiver; Release

                  20.1 No Waiver. No failure by Landlord to insist upon the strict performance of any obligation of Tenant under this Lease or to exercise any right, power or remedy consequent upon a breach thereof, no acceptance of full or partial Basic rent or Additional Rent during the continuance of any such breach, and no acceptance of the keys to or possession of the Premises prior to the termination of the Term by any employee of Landlord shall constitute a waiver of any such breach or of such term, covenant or condition or operate as a surrender of this Lease. No payment by Tenant or receipt by Landlord or a lesser amount than the aggregate of all Basic Rent and Additional Rent then due under this Lease shall be deemed to be other than on account of the first items of such Basic Rent and Additional Rent then accruing or becoming due, unless Landlord elects otherwise; and no endorsement or statement on any check and no letter accompanying any check or other payment of Basic Rent or Additional Rent in any such lesser amount and no acceptance of any such check or other such payment by Landlord shall constitute an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such Basic Rent or Additional Rent or to pursue any other legal remedy.

                  20.2 Modifications in Writing. Neither this Lease nor any term or provision hereof may be changed, waived, discharged or terminated orally, and no breach thereof shall be waived, altered or modified, except by a written instrument signed by the party against which the enforcement of the change, waiver, discharge or termination is sought. No waiver of any breach shall affect or alter this Lease, but each and every term, covenant and condition of this Lease shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

         21. Tenant's Certificates. Tenant, at any time and from time to time upon not less than fifteen (15) days' prior written notice from Landlord, will execute, acknowledge and deliver to Landlord and, at Landlord's request, to any prospective purchaser, or mortgagee of any part of the Building and Real Property, a certificate of Tenant stating: (a) that Tenant has accepted the Premises (or, if Tenant has not done so, that Tenant has not accepted the Premises and specifying the reasons therefor), (b) the Commencement and Term Expiration Dates of this Lease, (c) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that same is in full force and effect as modified and stating the modifications), (d) whether or not there are then existing any defenses against the enforcement of any of the obligations of Tenant under this Lease (and, if so, specifying same), (f) the dates, if any, to which the Basic Rent and Additional Rent and other charges under this Lease have been paid. It is intended that any such certificate of Tenant delivered pursuant to this Section 21 may be relied upon by

Landlord and any prospective purchaser, ground or underlying lessor or mortgagee of any part of the Real Property.

         22. Rules and Regulations. Tenant, its agents, employees, invitees, licensees, customers, clients and guests shall at all times faithfully observe and comply with the rules and regulations attached hereto as Exhibit C, and such other rules and regulations as may be promulgated from time to time by Landlord, and all modifications thereof and additions thereto, from time to time, put into effect by Landlord. Landlord shall not be responsible for the nonperformance by any other tenant or occupant of the Building of any said rules and regulations. In the event of an express and direct conflict between the terms, covenants, agreements and conditions of this Lease and the terms, covenants, agreements and conditions of such rules and regulations, as modified and amended from time to time by Landlord, this Lease shall control.

         23. Tax on Tenant's Personal Property. Prior to delinquency, Tenant shall pay all taxes levied or assessed upon Tenant's equipment, furniture, fixtures and other personal property located in or about the Premises. If the assessed value of Landlord's property is increased by the inclusion therein of a value placed upon Tenant's equipment, furniture, fixtures or other personal property, Tenant shall pay to Landlord, upon demand, the taxes so levied against Landlord, or the portion thereof resulting from said increase in assessment.

         24. Authority. The persons executing this Lease on behalf of Tenant hereby covenant and warrant that Tenant is a duly authorized and existing entity, that Tenant has and is qualified to do business in the Commonwealth of Virginia, that Tenant has full right and authority to enter into this Lease, and each person signing on behalf of Tenant is authorized to do so. Upon Landlord's request, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord confirming the foregoing covenants and warranties.

         25. Signage. Tenant shall be allowed signage rights in accordance with applicable local zoning ordinances and the Covenants, provided, however, that no sign, advertising or notice shall be inscribed, affixed or displayed on any part of the outside or inside or the Building, unless such sign specifications and location are approved in writing in advance by Landlord. If any sign, advertisement or notice is improperly exhibited Landlord shall have the right to remove the same, and Tenant shall be liable for any and all expenses incurred by Landlord in such removal. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a high quality retail, commercial or office building.

         26. Parking. Tenant shall have the right to use the parking facilities of the Building. Tenants use of such facilities shall be in common with other tenants or occupants of the Building and their respective licensees and permitees and Tenant shall not be entitled to assigned parking spaces. In any event, Tenant's use of the parking facilities shall be in accordance with the rules and regulations of Landlord or any perator of such facilities in effect from time to time. The parking facilities shall be lighted during evening hours. Tenant shall be allowed the use of _three parking spaces per 1,000 sq ft leased. Landlord has the right to restrict the use of the parking area to this number

         27. Miscellaneous

                  27.1 Notices. Except as otherwise expressly provided in this Lease, any bills, statements, notices, demands, requests or other communications given or required to be given under this Lease shall be effective only if rendered or given in writing, sent by mail or delivered personally as follows:

                  to Tenant:            Precision Auto Care Inc.
                                         ATTN: Robert Falconi
                  Address:             748 Miller Drive
                                         Leesburg, Virginia 20175

                  Telephone #   703-777-9095
                  Fax #         703-669-4382

                  to Landlord:  LEESBURG AIRPARK III, LLC
                                c/o Ward Corporation
                  Attention:    Richard E. Ward
                                1300 Piccard Drive
                                Rockville, MD 20850
                  Telephone:    301/948-0333
                  Fax:          301/926-6881

or to such other address as either Landlord or Tenant may designate as its new address for such purpose by notice to the other in accordance with the provisions of this Section. Any such bill, statement notice, demand, request or other communication shall be deemed to have been rendered or given two (2) days after the date when it shall have been mailed as provided in this Section if sent by registered or certified mail, or upon the date personal delivery is made. If Tenant is notified of the identity and address of Landlord's mortgagee or ground or underlying lessor, Tenant shall give to such mortgagee or ground or underlying lessor notice of any default by Landlord under the terms of this Lease in writing sent by registered or certified mail, and such mortgagee or ground or underlying lessor shall be given a reasonable opportunity to cure such default prior to Tenant's exercising any remedy available to it.

                  27.2 Interpretation. The words "Landlord" and "Tenant" as used herein shall include the plural as well as the singular. The words used in the neuter gender include the masculine and the feminine. The captions preceding the articles of this Lease have been inserted solely as a matter of convenience and such captions in no way define or limit the scope or intent of any provision of this Lease.

                  27.3 Successors and Assigns. All rights, remedies and liabilities herein given to or imposed upon either of the parties hereto, shall extend to their respective heirs, executors, administrators, successors, and assigns. This provision shall not be deemed to grant Tenant any right to assign this Lease or to sublet the premises.

                  27.4 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such provisions to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each provision of this Lease shall be valid and be enforced to the full extent permitted by law.

                  27.5 Applicable Law. This Lease shall be construed and enforced in accordance with the laws of the Commonwealth of Virginia.

                  27.6 No Option to Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or an option for lease, and it is not effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

                  27.7 Entire Agreement. This instrument, including the Exhibits hereto, which are made a part of this Lease, contains the entire agreement between the parties and all prior negotiations and agreements are merged herein. Neither Landlord nor Landlord's agents have made any representations or warranties with respect to the Premises, the Building, the Real Property or this Lease except as expressly set forth herein, and no rights, easements or licenses are or shall be acquired by Tenant by implication or otherwise unless expressly set forth herein.

                  27.8 Inspection by Landlord. The review, approval, inspection or examination by Landlord of any item to be reviewed, approved, inspected or examined by Landlord under the terms of this Lease or the Exhibits attached hereto shall not constitute the assumption of any responsibility by Landlord for either the accuracy or sufficiency of any such item or the quality or suitability of such item for its intended use. Any such review, approval, inspection or examination by Landlord is for the sole purpose of protecting Landlord's interests in the Building and under this Lease, and no third parties, including, without limitation, Tenant or any person or entity claiming through or under Tenant, or the contractors, agents, servants, employees, visitors or licensees of Tenant or any such person or entity, shall have any rights hereunder.

                  27.9 Legal Fees Paid by Prevailing Party. In the event that either Landlord or Tenant fails to perform any of its obligations under this Lease or in the event a dispute arises concerning the meaning or interpretation of any provision of this Lease, the defaulting party or the party not prevailing in such dispute, as the case may be, shall pay any and all costs and expenses incurred by the other party in enforcing or establishing its rights hereunder, including, without limitation, court costs and reasonable counsel fees.

                  27.10 Surrender of Premises. Upon the expiration or sooner termination of the Term, Tenant will quietly and peacefully surrender to Landlord the Premises in the condition in which they are required to be kept as provided hereunder, ordinary wear and tear excepted.

                  27.11 Quiet Enjoyment. Upon Tenant paying the Basic Rent and Additional Rent and performing all of Tenant's obligations under this Lease, Tenant may peacefully and quietly enjoy the Premises during the Term as against all persons or entities lawfully claiming by or through Landlord; subject, however, to the provisions of this Lease and to any mortgages, ground or underlying lease referred to herein.

                  27.12 No Reduction in Rent. Tenant covenants and agrees that no diminution of light, air or view by any structure that may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of Basic Rent or Additional Rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

                  27.13 Holding Over by Tenant. Any holding over after the Term Expiration Date or the termination of the Term if sooner with the consent of Landlord shall be construed to be a tenancy from month to month at a rental equal to two (2) times the Basic Rent herein specified unless Landlord shall specify a different rent in its sole discretion, together with an amount estimated by Landlord for the monthly Additional Rent payable under this Lease, and shall otherwise be on the terms and conditions herein specified so far as applicable. Any holding over without Landlord's consent shall constitute a default by Tenant and entitle Landlord to reenter the Premises as provided in
Section 16 hereof.

                  27.14 Broker; N/A

                  27.15 No Recordation of Lease by Tenant. Tenant will not record this Lease or any memorandum or short form hereof, but at the request of Landlord, Tenant shall execute, acknowledge and deliver to Landlord in proper form for recordation a memorandum of this Lease, setting forth the terms and provisions hereof in summary form.

                  27.16 No Merger of Estates. The fee title of Landlord and the leasehold estate of Tenant shall at all times be separate and apart, and shall in no event be merged, notwithstanding the fact that this Lease or the leasehold estate created hereby, or any interest in either thereof, may be held directly or indirectly by or for the account of any person who shall own the fee estate in the Premises or any portion thereof; and no such merger of estates shall occur by operation of law, or otherwise, unless and until all persons at the time having any interest in the fee estate and all persons having any interest in the Lease or the leasehold estate, including any mortgagee or leasehold mortgagee, shall join in the execution of a written instrument affecting such merger of estates.

                  27.17 Security Deposit. Tenant has deposited with Landlord the sum of $23,684.00 , as a security deposit for the performance by Tenant of the provisions of this Lease. Such deposit shall be considered as security for the payment and performance by Tenant of all Tenant's obligations, covenants, conditions and agreements under this Lease. In the event of any default by Tenant hereunder, landlord shall have the right, but shall not be obligated to apply all or any portion of the deposit to cure such default, in which event Tenant shall be obligated to promptly deposit with Landlord the amount necessary to restore the deposit to its original amount. If Tenant is not in default at the expiration of the Term, Landlord shall return the security deposit to Tenant plus simple interest accrued at the then current passbook rate.

                  27.18 Right to Relocate. Landlord shall have the right, exercisable by giving Tenant reasonable notice, and without liability to Tenant for damage or injury to property, person or business, all claims for damage being hereby released by Tenant, and without affecting an eviction or disturbance of Tenant's use or possession or giving rise to any claim for set offs, or abatement of rent to relocate Tenant to another location of equal size within the Building or within any other building within Leesburg Airpark Business Center at Landlord's expenses; provided however, that such other location shall have at least as many square feet of exterior

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windows as the Premises, and shall contain improvements that are at least equal in quality, function, etc. to those to be contained in the Premises, and provided further that Landlord shall use every reasonable effort to minimize disturbance that any such relocation might cause.

                  27.19 Additional Documents. This Lease includes and incorporates the Exhibits listed in the Table of Contents and the following additional documents, all of which are attached hereto and made a part hereof (check if applicable):

(X) Rules & Regulations
( ) First Addendum to Lease     ( ) Guarantee of Lease
( ) Other:_________________________


         IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease Agreement as of the day and year first above written.

LANDLORD:   LEESBURG AIRPARK III, LLC                 TENANT:PRECISION TUNE AUTO
--------                                              ------
CARE,

INC.

By:___________________________________       By _________________________
     Richard E. Ward, Managing Member
                                                  Robert R. Falconi, CFO
                                                  ------------------------------
                                                                          Print
________________________________
Name and Title

Date:__________________________________
         Date:_________________________________
WITNESS:                                          WITNESS:

By:____________________________________           By: __________________________

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                              RULES AND REGULATIONS

         Reference is made to a certain Lease dated December 3, 2001 to which these Rules and Regulations are attached. Definition of terms is set forth in the Lease.

         1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors, halls or other parts of the Building not occupied by any tenant shall not be obstructed or encumbered by any tenant or used for any purpose other than ingress and egress to and from the Lease Premises. Landlord shall have the right to control and operate the public portions of the Building, and the facilities furnished for the common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. No tenant shall permit the visit to the Leased Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment by other tenants of the entrances, passages, courts, elevators, vestibules, stairways, corridors, halls and other public portions or facilities of the Building.

         2. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of the Landlord. No drapes, blinds, shades or screens shall be attached to, hung in, or used in connection with any window or door of the Leased Premises, without the prior written consent of the Landlord. Such awnings, projections, curtains, blinds, shades, screens or other fixtures must be of a quality, type, design and color, and attached in the manner approved by Landlord.

         3. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any tenant on any part of the outside or inside of the Leased Premises or the Building without the prior written consent of the Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove same without incurring any liability, and may charge the expense incurred by such removal to the tenant or tenants violating this rule. Interior signs on doors and directory tablets shall be inscribed, painted or affixed for each tenant by the Landlord at the expense of such tenant, and shall be of a size, color and style acceptable to the Landlord.

         4. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, not placed in the halls, corridors or vestibules without the prior written consent of the Landlord.

         5. The water, wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose servants, employees, agents, visitors or licensees, shall have caused the same.

         6. There shall be no marking, painting, drilling into or in any way defacing any part of the Leased Premises or the Building. No boring, cutting or stringing of wires shall be permitted. Tenant shall not construct, maintain, use or operate within the Leased Premises or elsewhere within or on the outside of the Building, any electric device, wiring or apparatus in connection with a loud speaker system or other sound system.

         7. No bicycles, vehicles or animals, birds or pets of any kind shall be brought into or kept in or about the Leased Premises, and no cooking shall be done or permitted by any tenant on said Leased Premises. No tenant shall cause or permit any unusual or objectionable odors to be produced upon or permeate from the Leased Premises.

         8. No space in the Building shall be used for the sale of merchandise, goods or property of any kind at auction.

         9. No tenant shall make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of this or neighboring buildings or premises of those having business with them, whether by the use of any musical instrument, radio, talking machine, unmusical noise, whistling, singing,

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or in any other way. No tenant shall throw anything out of the doors or windows or down the corridors or stairs.

    10. No inflammable, combustible or explosive fluid, chemical or substance shall be brought or kept upon the Lease Premises.

    11. No additional locks or bolts of any kind shall be placed upon any of the doors, or windows by any tenant, nor shall any changes be made in existing locks or the mechanisms thereof. The doors leading to the corridors or main halls shall be kept closed except as they may be used for ingress or egress. Each tenant shall, upon the termination of his tenancy, restore to Landlord all keys of stores, offices, storage and toilet rooms either furnished to, or otherwise procured by such tenant, and in the event of the loss of any keys, so furnished, such tenant shall pay to the Landlord the cost thereof.

    12. All removals, or the carrying in or out of any safes, freight, furniture or bulky matter or any description must take place only at the loading dock. There shall be no loading or unloading at the main entrance of the Building. The Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of these Rules and Regulations are a part.

    13. Any person employed by any tenant to do janitor work within the Leased Premises must obtain Landlord's consent and such person shall, while in the Building and outside of said Leased Premises, comply with all instructions issued by the Landlord, its agents or employees. No tenant shall engage or pay any employees on the Leased Premises, except those actually working for such tenant on said Leased Premises.

    14. Landlord shall have the right to prohibit any advertising by any tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, tenant shall refrain from or discontinue such advertising.

    15. The Landlord reserves the right to exclude from the Building at all times any person who is not known or does not properly identify himself to any building management or watchman on duty. Each tenant shall be responsible for all persons from whom he authorizes entry into or exit out of the Building, and shall be liable to the Landlord for all acts of such persons.

    16. The Leased Premises shall not be used for lodging or sleeping or for any immoral or illegal purpose.

    17. Each tenant, before closing and leaving the Leased Premises at any time, shall see that all windows are closed and all lights turned off.

    18. Canvassing, soliciting and peddling in the Building is prohibited and each tenant shall cooperate to prevent the same.

    19. There shall not be used in any space, or in the public halls of the Building, either by any tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

    20. Access plates to underfloor conduits shall be left exposed. Where carpet is installed, carpet shall be cut around access plates.

    21. Mats, trash or other objects shall not be placed in the public corridors.

    22. Drapes installed by the Landlord for the use of the tenant or drapes installed by the tenant, which are visible from the exterior of the Building must be cleaned by the tenant at least once a year, without notice, at said tenant's own expense.

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    23. The tenant shall refer to the Building only by the name from time to time designated by the Landlord, and shall use such name only for the business address of the Leased Premises and not for any promotional or other purposes.

    24. Violation of these rules and regulations, or any amendments thereto, shall be sufficient cause for termination of this Lease at the option of the Landlord.

    25. Landlord may, upon request by any tenant, waive the compliance by such tenant of any of the foregoing rules and regulations, provided that (i) no waiver shall be effective unless signed by Landlord or Landlord's authorized agent, (ii) any such waiver shall not relieve such tenant from the obligation to comply with such rule or regulation in the future unless expressly consented to by Landlord, (iii) no waiver granted to any tenant shall relieve any other tenant from the obligation of complying with the foregoing rules and regulations unless such other tenant has received a similar waiver in writing from Landlord, and (iv) any such waiver by Landlord shall not relieve tenant from any obligation or liability of tenant to Landlord pursuant to the Lease for any loss or damage occasioned as a result of tenant's failure to comply with any such rule or regulation.

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